TXP CORPORATION
AUDIT COMMITTEE CHARTER

I. Purpose

The primary functions of the Audit Committee of the Board of Directors (the “Committee”) of TXP Corporation (the “Corporation”) are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Corporation’s auditing, accounting and financial reporting processes generally; (iii) the selection and review of independent auditors’ qualifications and independence; (iv) the Corporation’s financial statements and other financial information provided by the Corporation to its stockholders, the public and others; (v) the Corporation’s compliance with legal and regulatory requirements; (vi) the performance of the Corporation’s internal audit department and independent auditors and (vii) the oversight of the preparation of the Corporation’s financial reports, proxy statements, information statements or offering documents that contain financial information. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels.

Although the Committee has the powers and responsibilities set forth in this Audit Committee Charter (the “Charter”), the role of the Committee is oversight and ensuring the adequate flow of clear information to and from the auditors as more fully provided for herein. The members of the Committee may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct or finalize audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management, the Board of Directors, the independent auditors, and the internal auditors.

II. Organization and Authority

The Committee shall be governed in accordance with the following rules each to the extent of the authority of the full Board:

(a) The Committee shall consist of at least two Board members, all of whom shall be generally familiar with reading, understanding and interpreting financial statements and related materials, and at least one of whom possesses accounting or financial management expertise and must otherwise meet the financial sophistication standards of the American Stock Exchange (the “AMEX”).

(b) No Board member shall serve on the Committee at any time that said Board member, or his/her affiliate, is receiving any compensation, directly or indirectly, for consulting or other services provided to the Corporation other than as a Board member, or as permitted by exemptions to such independence requirements as provided in the AMEX Company Guide.

(c) The members of the Committee and its Chairperson shall be elected by the Board and may be removed from time to time in accordance with the Amended and Restated Memorandum and Articles of Association of the Corporation or this Charter, as may be revised from time to time.

(d) The Committee shall be responsible for oversight of the Corporation’s audit, relations with auditors, and establishing procedures for receiving, investigating and resolving “whistle-blower” or other similar complaints concerning the Corporation’s financial and accounting practices.

(e) The Committee shall have full and complete access to all aspects of the Corporation, its personnel and records as necessary.

(f) The Corporation’s Chief Financial Officer shall generally be expected to attend all Committee meetings as a non-voting observer. If the Chief Financial Officer is unable to attend a meeting, the Chief Executive Officer shall have the right to designate a non-voting observer from among other senior management of the Company to attend Committee meetings.

(g) The Committee shall have such additional rights, duties, responsibilities, resources, obligations, authority, and limitations and shall otherwise be governed in all respects as more fully set forth in this Charter or in the Amended and Restated Memorandum and Articles of Association of the Corporation of the Corporation, or as otherwise expanded by the Board, from time to time.

Committee members shall be elected by the Board at the annual or special meeting of the Board of Directors; members shall serve until their successors shall be duly elected and qualified. The Board may remove any Committee member at any time with or without cause. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The Committee Chairman, as a representative of the Committee, is authorized to consult directly with the Chief Executive Officer and the Board of Directors. The Committee shall have all authority to meet on behalf of the Corporation to take all actions necessary to perform its duties as set forth herein, and as otherwise vested with it by the Board from time to time. Nothing herein shall be deemed to restrict or prevent other Board members, officers, agents or employees of the Corporation from communicating with auditors. The Committee, acting on a majority of the Committee members, may form and delegate authority to subcommittees or individual independent members of this Committee when appropriate.

III. Meetings

The Committee shall meet at least quarterly per Amex Company Guide Section 121B(3) or more often as circumstances require. The Committee shall be governed with the same rules regarding meetings (including meetings by conference telephone or similar equipment), action without meetings, notice, Waiver of Notice, quorum and voting requirements as are applicable to the Board of Directors. The Committee shall have the power to and shall require members of management, the Corporation’s audit department, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee may meet in separate executive sessions during each of its regularly scheduled meetings with management, the Chief Financial Officer and/or the Corporation’s independent auditors to discuss any matters that the Committee (or any of the foregoing) believes should be discussed privately.

Copies of all minutes of meetings, written consents, resolutions or actions approved by the Committee shall be signed by the secretary of the meeting (or appropriate Committee members if an action by written consent) and placed in the minute books of the Corporation; provided however, that the Committee may redact, or exclude specific names of persons or descriptions of events to the extent deemed appropriate by the Committee in order to protect persons who alert the Committee or Board of possible accounting disputes, embezzlement, misstatements or other discrepancies.

IV. Responsibilities and Duties

In recognition of the fact that the Corporation’s independent auditors are ultimately accountable to the Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, terminate and recommend the replacement of the independent auditors or nominate the independent auditors for shareholder approval. The Committee may request that the Board ratify their appointments, the failure of such ratification to be non-binding as the Committee’s decision on selection of an auditor shall be final. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities.

          To fulfill its responsibilities and duties, the Committee shall:

          With respect to the independent auditors:

(a) Be directly responsible for the appointment, compensation and general oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report, review or related work. In this regard, the auditors shall report directly to the Committee.

(b) Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) in connection therewith to approve all fees and other terms of engagement, each of which shall be disclosed to the Board and shall be approved in accordance with this Charter. The Committee shall also review and approve disclosures required to be included in financial statements and reports, proxy statements, information statements and offering documents as well as Securities and Exchange Commission periodic reports filed under Section 13(a) or 15(d) of the Exchange Act, if any, as amended with respect to non-audit services, if applicable.

(c) Review the performance of the Corporation’s independent auditors on at least an annual basis.

(d) On an annual basis, review and engage in active dialogue with the independent auditors all relationships the independent auditors have with the Corporation in order to evaluate the independent auditors’ continued independence. The Committee: (1) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (2) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (3) shall satisfy itself as to the independent auditors’ independence.

(e) At least annually, obtain and review an annual report from the independent auditors describing (1) the independent auditors’ internal quality control procedures and (2) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and (3) any steps taken to deal with any such issues.

(f) Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Corporation’s independent auditors has not performed audit services for the Corporation for each of the five previous fiscal years.

(g) Review all reports, if any, required to be submitted by the independent auditors to the Committee under Section 10A of the Exchange Act, or otherwise.

(h) Review, based upon the recommendation of the independent auditors and the corporate audit department, and the principal financial officer, the scope and plan of the work to be done by the independent auditors for each fiscal year.

          With respect to financial statements:

(i) Review and discuss with management, the corporate audit department and the independent auditors (1) the Corporation’s financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”), and (2) any disclosure made on Form 8-K or in press releases that make material financial disclosure, in each case prior to submission to stockholders or investors, any state or federal governmental body, any stock exchange or market or the public.

(j) Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 or similar standards as amended, relating to the conduct of the audit.

(k) Recommend to the Board of Directors, if appropriate and if the Corporation is requested to file such reports, that the Corporation’s annual audited financial statements be included in the Corporation’s annual report on Form 10-KSB (or Form 10-K as applicable and any Registration Statement or other filing requiring submission of audited financial statements) for filing with the Securities and Exchange Commission.

(l) Prepare the report if and as required by the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Periodic and Annual Reviews:

(m) Periodically review separately with each of management, the independent auditors, and the corporate audit department (1) any significant disagreement between management and the independent auditors or the corporate audit department in connection with the preparation of the financial statements, (2) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (3) management’s response to each.

(n) Periodically discuss with the independent auditors, without management being present, (1) their judgments about the quality, appropriateness, and acceptability of the Corporation’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (2) the completeness and accuracy of the Corporation’s financial statements.

(o) Consider and approve, if appropriate, significant changes to the Corporation’s accounting principles and financial disclosure practices as suggested by the independent auditors, management or the corporate audit department. Review with the independent auditors, management and the corporate audit department, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

(p) Review with management, the independent auditors, the corporate audit department and the Corporation’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Corporation’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

(q) Obtain and review an annual report from management relating to the accounting principles used in preparation of the Corporation’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

Discussions with Management:

(r) Review and discuss with management the Corporation’s earnings press releases and other disclosure documents (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts, rating agencies or in connection with credit or financing transactions.

(s) Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

(t) Inquire about the application of the Corporation’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Corporation’s provisions for future occurrences which may have a material impact on the financial statements of the Corporation.

(u) Review and discuss with management (1) the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies), and (2) the program that management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

(v) Review and discuss with management all disclosures made by the Corporation concerning any material changes in the financial condition or operations of the Corporation.

(w) Obtain explanations from management for unusual variances in the Corporation’s annual financial statements from year to year, and review annually the independent auditors’ letter of recommendations to management and management’s response.

With respect to internal controls:

(x) In consultation with the independent auditors and the corporate audit department, (1) review the adequacy of the Corporation’s internal control structure and system, and the procedures designed to insure compliance with laws and regulations and (2) discuss the responsibilities, budget and staffing needs of the corporate audit department.

(y) Establish procedures for (1) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Other:

(z) Review and approve all related-party transactions.

(aa) Establish the policy for the Corporation’s hiring of employees or former employees of the independent auditors who were engaged on the Corporation’s account, and reviewing the scope of all audit and /or non audit services provided by the auditors.

(bb) Review any management decision to seek a second opinion from independent auditors other than the Corporation’s regular independent auditors with respect to any significant accounting issue.

(cc) Review with management and the independent auditors the sufficiency and quality of the corporate audit department staff and other financial and accounting personnel of the Corporation.

(dd) Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

(ee) The Committee shall conduct an annual performance evaluation of itself.

(ff) Perform any other activities consistent with this Charter, the Corporation’s Amended and Restated Memorandum and Articles of Association and governing law as the Committee or the Board deems necessary or appropriate.

Duties Not Within Scope Of The Committee

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, to determine that the Corporation’s financial statements are or are not complete and accurate, and are in accordance with GAAP or to design or implement an effective system of internal controls. Such matters are the responsibility of management, the internal auditors, the principal financial officer(s) and the independent auditors as the case may be. It is also not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with applicable accounting standards, laws and regulations.

V. Resources

The Committee shall have the sole authority to retain and terminate independent legal expert, accounting and other consultants to advise the Committee with the sole authority to approve the compensation therefore. The Corporation shall provide all appropriate funding as requested by the Committee therefore. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for the purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.